UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2016

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 19, 2016, General Indemnity Group, LLC, our wholly-owned subsidiary, entered into a Stock Purchase Agreement with the shareholders of United Casualty and Surety Insurance Company ("UC&S"), a Massachusetts corporation, pursuant to which General Indemnity Group, LLC will purchase all of the outstanding capital stock of UC&S.  The purchase price for the acquired stock will be $13,000,000, to be paid to the selling stockholders at closing.  UC&S is an insurance company headquartered in Quincy, Massachusetts, specializing in providing surety bonds.  UC&S is authorized to conduct business in Massachusetts, Rhode Island, New Hampshire, Maine, New York, New Jersey, Connecticut, Pennsylvania and Florida.  The closing of the acquisition is contingent upon certain closing conditions, including the approval by the Massachusetts Division of Insurance of an acquisition of control statement on Form A, to be submitted following the signing of the Stock Purchase Agreement. If such approval is granted, we estimate that the transaction would close during the second half of 2016.

The Stock Purchase Agreement is attached to this Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit
Number	Exhibit Title

99.1	Stock Purchase Agreement with the stockholders of United Casualty and Surety Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 BOSTON OMAHA CORPORATION
                                                                 (Registrant)

By:  /s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive Officer
Date: May 23, 2016